UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14 (c)

of the Securities Exchange Act of 1934

Check the appropriate box:

☒	Preliminary Information Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5 (d)(2))
☐	Definitive Information Statement

A & C UNITED AGRICULTURE DEVELOPING INC.
(Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

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☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

	1)	Title of each class of securities to which transaction applies:

	2)	Aggregate number of securities to which transaction applies:

	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	4)	Proposed maximum aggregate value of transaction:

	5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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2)	Form, Schedule or Registration Statement No:

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4)	Date Filed:

A & C UNITED AGRICULTURE DEVELOPING, INC.

1313 Grand Ave., #16,

Walnut, California 91789

(626) 262-7379

To the Holders of Common Stock of A & C United Agriculture Developing Inc.:

This Information Statement is being circulated to inform the stockholders of action already approved by written consent of a majority stockholder holding the voting rights equivalent to 60% of the outstanding shares of our common stock. Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended, the proposals will not be effective until at least 20-calendar days after the mailing of this Information Statement to our stockholders, warrant holders and option holders. Therefore, this Information Statement is being sent to you for informational purposes only.

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE REQUESTED NOT TO SEND US A PROXY

The action to be effective 20-days after the mailing of this Information Statement is changing the Company’s name from A & C United Agriculture Developing Inc. to “Velt International Group Inc.”

Attached hereto for your review is an Information Statement relating to the above described action.

By Order of the Board of Directors,

/s/ Chin Kha Foo
Chin Kha Foo
Chief Executive Officer
August __, 2017

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THIS INFORMATION STATEMENT IS BEING PROVIDED TO

YOU BY THE BOARD OF DIRECTORS OF THE COMPANY

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE

REQUESTED NOT TO SEND US A PROXY

INFORMATION STATEMENT

August __, 2017

GENERAL INFORMATION

This Information Statement has been filed with the U. S. Securities and Exchange Commission and is being furnished, pursuant to Section 14C of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to the holders (the “Stockholders”) of the common stock (the “Common Stock”), par value $0.001 per share, of A & C United Agriculture Developing, Inc., a Nevada corporation (the “Company”), to notify such Stockholders of the following:

On or about July 31, 2017, the Company received a written consent in lieu of a meeting of Stockholders from a stockholder, who owns 22,640,000 voting shares representing approximately 60% of the 37,731,495 shares of the total issued and outstanding shares of voting stock of the Company (the “Majority Stockholder”) authorizing the Company’s Board of Directors, to effect a name change of the Company to “Velt International Group Inc.”

On July 31, 2017, the Board of Directors of the Company approved the above-mentioned actions. The Majority Stockholder approved the action by written consent in lieu of a meeting on July 31, 2017, in accordance with the Nevada Corporate law. Accordingly, your consent is not required and is not being solicited in connection with the approval of the action.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND A PROXY

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RECOMMENDATION OF THE BOARD OF DIRECTORS

The Board of Directors of the Company (the "Board") believes that the stockholders of the Company will benefit from the Name Change because it may attract potential investment from outside. In addition, the Board believes that the new name better describes the Company’s expanding operations and business strategy. The Board and the Majority Stockholder approved the above actions on July 31, 2017.

ACTIONS TO BE TAKEN

This Information Statement contains a brief summary of the material aspects of the action approved by the Board and the Majority Stockholder

CHANGE OF NAME

Action and Effect

On July 31, 2017, our Board of Directors approved, subject to receiving the approval of a majority of the shareholders of our common stock, an amendment to our Articles of Incorporation to change our name from “A & C United Agriculture Developing, Inc.” to “Velt International Group Inc.”.

To effect the name change we will file a Certificate of Amendment to our Articles of Incorporation with the Nevada Secretary of State. Concurrently with filing the Certificate of Amendment with the Nevada Secretary of State, we plan to notify the Financial Industry Regulatory Authority (“FINRA”) of the proposed name change and to work with FINRA to obtain a new trading symbol for our common stock.

We believe that the name “A & C United Agriculture Developing Inc.” no longer accurately reflects our operations and interests as we have switched our business focus to identify and acquire business opportunities that are in the development stage and are in need of additional funds for expansion or are seeking funds to develop new products and/or services.

Shareholder approval for the name change and required amendment to our Articles of Incorporation was obtained by written consent of a holder of 22,640,000 shares of common stock, representing approximately 60% of our issued and outstanding shares of common stock. The change in our name will not become effective until at least twenty (20) days have passed after this Information Statement is first mailed to shareholders of our common stock, the appropriate filings have been made with the Nevada Secretary of State and until the name change is processed by FINRA.

DISSENTERS RIGHTS

Under the General Corporation Law of the State of Nevada, shareholders of our common stock are not entitled to dissenter’s rights of appraisal with respect to our proposed Amendment.

The entire cost of furnishing this Information Statement will be borne by the Company. The Company will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the Common Stock held of record by them and will reimburse such persons for their reasonable charges and expenses in connection therewith. The Board of Directors has fixed the close of business on July 31, 2017, as the record date (the “Record Date”) for the determination of Stockholders who are entitled to receive this Information Statement.

Each share of our common stock entitles its holder to one vote on each matter submitted to the stockholders. However, because the stockholders holding at least a majority of the voting rights of all outstanding shares of capital stock as of the Record Date have voted in favor of the foregoing actions by resolution; and having sufficient voting power to approve such proposals through their ownership of the capital stock, no other consents will be solicited in connection with this Information Statement.

You are being provided with this Information Statement pursuant to Section 14C of the Exchange Act and Regulation 14C and Schedule 14C thereunder, and, in accordance therewith, the forgoing action will not become effective until at least 20 calendar days after the mailing of this Information Statement.

This Information Statement is being mailed on or about August __, 2017 to all Stockholders of record as of the Record Date.

OUTSTANDING VOTING SECURITIES

On or about July 31, 2017, the Company received a written consent in lieu of a meeting of Stockholders from a stockholder, who owns 22,640,000 voting shares representing approximately 60% of the 37,731,495 shares of the total issued and outstanding shares of voting stock of the Company.

The Majority Shareholder executed and delivered to the Company a written consent approving the action set forth herein. Since the action has been approved by the Majority Stockholders, no proxies are being solicited with this Information Statement.

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On July 31, 2017, the Board of Directors approved the name change.

Nevada Revised Statute 78.2055 , provides in substance that unless the Company’s Articles of Incorporation provides otherwise, stockholders holding a majority of the voting power of the affected class or series may take action without a meeting of stockholders and without prior notice if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to take such action at a meeting at which all shares entitled to vote thereon were present.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of all shares of the Company’s common stock owned on the Record Date for (i) each person who owns beneficially more than five percent of the outstanding shares of common stock, (ii) each of our directors and named executive officers, and (iii) all directors and officers in a group:

Shares Beneficially Owned
	Common
Name:	Shares	%

Chin Kha Foo, CEO, Pres., CFO & Director	22,640,000	60%

Liew Meng Leong, Director	-0-	-0-

Yong Kaa Ming, Secretary	-0-	-0-

Yidan (Andy) Liu (1)	2,510,000	7%

Jun (Charlie) Huang	2,510,000	7%

Directors and Officers as a group (3)	22,640,000	60%

______________

(1) Includes 10,000 shares owned by Jiwen Zhang, wife of Mr. Yidan (Andy) Liu.

This table is based upon information derived from our stock records. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, each of the shareholders named in this table has sole or shared voting and investment power with respect to the shares indicated as beneficially owned. Except as set forth above, applicable percentages are based upon 37,731,495 shares of common stock outstanding as of July 31, 2017.

ADDITIONAL INFORMATION

The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith files reports, proxy statements and other information including annual and quarterly reports on Form 10-K and 10-Q (the “1934 Act Filings”) with the Securities and Exchange Commission (the “Commission”). Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained at the Commission at Room 1024, 450 Fifth Street, N.W., Washington, DC 20549. Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a web site on the Internet (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission through the Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

The following documents as filed with the Commission by the Company are incorporated herein by reference:

1.	Annual Report on Form 10-K for the year ended September 30, 2016.

2.	Quarterly Report on Form 10-Q for the period ended March 31, 2017.

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DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

If hard copies of the materials are requested, we will send only one Information Statement and other corporate mailings to stockholders who share a single address unless we received contrary instructions from any stockholder at that address. This practice, known as “householding”, is designed to reduce our printing and postage costs. However, the Company will deliver promptly upon written or oral request a separate copy of the Information Statement to a stockholder at a shared address to which a single copy of the Information Statement was delivered. You may make such a written or oral request by (a) sending a written notification stating (i) your name, (ii) your shared address and (iii) the address to which the Company should direct the additional copy of the Information Statement, to the Company at Secretary, 1313 Grand Ave., #16, Walnut California 91789, telephone: (626) 262-7379.

If multiple stockholders sharing an address have received one copy of this Information Statement or any other corporate mailing and would prefer the Company to mail each stockholder a separate copy of future mailings, you may send notification to or call the Company’s principal executive offices. Additionally, if current stockholders with a shared address received multiple copies of this Information Statement or other corporate mailings and would prefer the Company to mail one copy of future mailings to stockholders at the shared address, notification of such request may also be made by mail or telephone to the Company’s principal executive offices.

By Order of the Board of Directors

/s/ Chin Kha Foo
Chin Kha Foo
Chief Executive Officer

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